                                                                     EXHIBIT 2.1


                         Agreement and Plan of Merger

                                     Among

                        Duramed Pharmaceuticals, Inc.,


                             WCC Merger Sub, Inc.


                                      and

                          Women's Capital Corporation

                               February 6, 2004



CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

[ * * * ] INDICATES WHERE TEXT HAS BEEN OMITTED PURSUANT TO THE CONFIDENTIAL TREATMENT REQUEST.

                                TABLE OF CONTENTS

1. Definitions..............................................................    1

2. Basic Transaction........................................................    9
      (a) Merger............................................................    9
      (b) Closing...........................................................    9
      (c) Deliveries at Closing.............................................    9
      (d) Effect of Merger..................................................    9
      (e) Payment of Merger Consideration by Buyer and Surviving Corporation    10
      (f) Per Share Merger Consideration....................................    11
      (g) Conversion of Target Shares and Stock Options; Dissenting Shares..    11
      (h) Surrender of Certificates and Stock Option Agreements; Payment of
          Per Share Merger Consideration and Option Cancellation Payments...    11
      (i) Effect of Target Stockholder Approval; Stockholder Representative.    14
      (j) Adjustment of Merger Consideration for Cash and Receivables.......    15

3. Target's Representations and Warranties..................................    15
      (a) Organization of Target............................................    15
      (b) Capital Stock and Related Matters; No Subsidiaries................    16
      (c) Authorization of Transaction......................................    16
      (d) No Conflicts; No Bankruptcy.......................................    17
      (e) Brokers' Fees.....................................................    17
      (f) Financial Statements; Cash........................................    17
      (g) Events Subsequent to Most Recent Fiscal Year End..................    18
      (h) Undisclosed Liabilities...........................................    19
      (i) Legal Compliance..................................................    20
      (j) Tax Matters.......................................................    20
      (k) Intellectual Property.............................................    21
      (l) Inventory.........................................................    23
      (m) Contracts.........................................................    24
      (n) Notes and Accounts Receivable.....................................    24
      (o) Powers of Attorney................................................    24
      (p) Insurance.........................................................    24
      (q) Litigation........................................................    24
      (r) Product Warranty..................................................    24
      (s) Product Liability.................................................    25
      (t) Certain Business Relationships With Target........................    25
      (u) Customers and Suppliers; Gedeon Richter...........................    25
      (v) Regulatory Matters................................................    25
      (w) Employees.........................................................    26
      (x) ERISA.............................................................    26
      (y) Real and Personal Property........................................    27
      (z) Environmental Matters.............................................    28
      (aa)  Investment .....................................................    29
      (bb)  Disclosure .....................................................    29

4. Buyer's and Transitory Subsidiary's Representations and Warranties.......    29
      (a) Organization of Buyer and Transitory Subsidiary...................    29
      (b) Authorization of Transaction......................................    29
      (c) No Conflict.......................................................    30
      (d) Brokers' Fees.....................................................    30

5. Pre-Closing Covenants....................................................    30
      (a) General...........................................................    30
      (b) Notices and Consents..............................................    30
      (c) Operation of Business.............................................    30
      (d) Preservation of Business..........................................    30
      (e) Full Access.......................................................    30
      (f) Notice of Developments............................................    31
      (g) Exclusivity.......................................................    31
      (h) Stockholder Vote..................................................    31

6. Conditions to Obligation to Close........................................    31
      (a) Conditions to Buyer's and Transitory Subsidiary's Obligation......    31
      (b) Conditions to Target's Obligation.................................    33

7. Termination..............................................................    34
      (a) Termination of Agreement..........................................    34
      (b) Effect of Termination.............................................    35

8. Remedies for Breaches of This Agreement..................................    35
      (a) Survival of Representations and Warranties........................    35
      (b) Adjustment of Merger Consideration................................    35
      (c) Indemnification Provisions for Target's Benefit...................    36
      (d) Matters Involving Third Parties...................................    36
      (e) Maximum Amount of Reduction of Merger Consideration and Maximum
          Indemnification Amount for Certain Claims.........................    37
      (f) Recoupment Under Buyer Note.......................................    38
      (g) Resolution of Conflicts; Arbitration..............................    38

9. Post-Closing Covenants...................................................    38
      (a) Public Sector Supply..............................................    38
      (b) Earnout Payment...................................................    38
      (c) General...........................................................    39
      (d) Buyer Note........................................................    39

10.   Miscellaneous.........................................................    39
      (a) Press Releases and Public Announcements...........................    40
      (b) No Third-Party Beneficiaries......................................    40
      (c) Entire Agreement..................................................    40
      (d) Succession and Assignment.........................................    40
      (e) Counterparts......................................................    40
      (f) Headings..........................................................    40
      (g) Notices...........................................................    40

      (h) Governing Law.....................................................    41
      (i) Amendments and Waivers............................................    41
      (j) Severability......................................................    42
      (k) Expenses..........................................................    42
      (l) Construction......................................................    42
      (m) Incorporation of Annexes, Exhibits and the Disclosure Schedules...    42
      (n) Specific Performance..............................................    42
      (o) Submission to Jurisdiction........................................    43

Exhibits
Exhibit I - Form of Certificate of Merger
Exhibit II - Form of Buyer Note
Exhibit III - Form of Letter of Transmittal -- Target Stockholders Exhibit IV - Form of Letter of Transmittal -- Target Stock Option Holders Exhibit V - Financial Statements

Annexes
Annex A - Contracts
Annex B - NDA
Annex C - Intellectual Property

Disclosure Schedule - Exceptions to Representations and Warranties

Share and Option Exchange Schedule

[The Exhibits, Annexes and Schedules listed above are omitted from this filing with the Commission. The registrant agrees to furnish supplementally to the Commission a copy of any omitted Exhibit, Annex, or Schedule upon the Commission's request.]

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (this "Agreement") is entered into as of February 6, 2004, by and between Duramed Pharmaceuticals, Inc. ("Buyer"), a Delaware corporation and a wholly-owned Subsidiary of Barr Pharmaceuticals, Inc., a Delaware corporation ("Barr"), WCC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Buyer ("Transitory Subsidiary"), and Women's Capital Corporation, a Delaware corporation ("Target"). Barr is a party hereto solely as unconditional guarantor of performance by Buyer. Each of Buyer, Transitory Subsidiary and Target are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

      This Agreement contemplates a transaction in which Buyer will acquire all of Target's outstanding stock for cash, a promissory note and the satisfaction of certain liabilities through a reverse subsidiary merger of Transitory Subsidiary with and into Target.

      Now, therefore, in consideration of the premises and the mutual promises herein made, the sufficiency of which is hereby acknowledged, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

      1.    Definitions.

      "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

      "Bankruptcy and Equity Exception" has the meaning set forth in Section 3(c) below.

      "Barr" has the meaning set forth in the preface above.

      "Barr Labs" means Barr Laboratories, Inc., a Delaware corporation.

      "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction of which Target has Knowledge that forms or could form the basis for any specified consequence.

      "Business Expenses" means all of the following costs and expenses as allocated to Products sold in Canada by Buyer or its Affiliates and calculated in accordance with Buyer's internal accounting principles in accordance with
GAAP: (i) any costs or expenses incurred or borne by, or on behalf of, Buyer or any of its Affiliates in connection with any recalls, litigation, proceedings, licenses or settlements relating to the Products or the conduct of Target's business in Canada; (ii) costs or expenses incurred or borne by or on behalf of Buyer or its Affiliates in connection with the preparation and making of any filings to maintain, amend or supplement any regulatory filings in Canada regarding the Products or Target's business in Canada or in connection with the filing, prosecution or maintenance of any patents, registrations or applications for Intellectual Property related to the Products or Target's business in Canada; (iii) product liability insurance costs for Products sold in Canada; and
(iv) [ * * * ] ([ * * * ])
of Net Sales, which the Parties agree fairly and accurately represents the approximate costs associated with regulatory and other miscellaneous business expenses associated with the Products sold in Canada.

      "Business Intellectual Property" has the meaning set forth in Section 3(k) below.

      "Buyer" has the meaning set forth in the preface above.

      "Buyer Indemnified Party" and "Buyer Indemnified Parties" have the meanings set forth in Section 8(b) below.

      "Buyer Note" has the meaning set forth in Section 2(e)(i) below.

      "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

      "Certificate of Merger" has the meaning set forth in Section 2(c) below.

      "Closing" has the meaning set forth in Section 2(b) below.

      "Closing Cash Payment" has the meaning set forth in Section 2(e)(i) below.

      "Closing Date" has the meaning set forth in Section 2(b) below.

      "COBRA" means Part 6 of Subtitle B of Title I of ERISA, Code Section 4980B, and any similar state law.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidential Information" means any information concerning Target's business, property and assets that is not already generally available to the public.

      "Contracts" means the agreements, contracts, instruments, Liens, guaranties, customer orders, purchase orders, dealer and distributorship agreements, supply agreements, development agreements, licenses, sublicenses, joint venture agreements, promotion agreements, partnership agreements, insurance and reimbursement agreements and other similar arrangements and commitments of Target (including any rights thereunder), including, without limitation, those set forth on Annex A attached hereto, but excluding this Agreement.

      "Costs of Goods Sold" means the total amount of the following allocated to Products sold in Canada by Buyer or its Affiliates and calculated in accordance with Buyer's internal accounting principles and GAAP: (i) Buyer's, or its Affiliates', fully allocated manufacturing cost; (ii) if the Products are not manufactured by Buyer or its Affiliates', the purchase price paid by Buyer to a manufacturer for such Products; and (iii) all costs or expenses incurred or borne by, or on behalf of, Buyer or any of its Affiliates in connection with (x) any supply defaults under any agreement entered into by Buyer pursuant to which Buyer is supplied with the Products (including any raw materials) for sale in Canada, and (y) the qualification of a second source of supply of the Products (including any raw materials) for sale in Canada.

      "Damages" has the meaning set forth in Section 8(b) below.

      "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

      "Disclosure Schedule" has the meaning set forth in Section 3 below.

      "Dissenting Share" means any Target Share held of record by any Target Stockholder who or which has exercised his, her or its appraisal rights under the Delaware General Corporation Law or has delivered to Target a written demand for appraisal of such Target Stockholder's Target Shares pursuant to Section 262(d)(1) of the Delaware General Corporation Law.

      "Dissenting Shares Fraction" has the meaning set forth in Section 2(e)(iii) below.

      "Dissenting Shares Reduction" has the meaning set forth in Section 2(e)(iii) below.

      "Earnout Calculations" has the meaning set forth in Section 9(b) below.

      "Earnout Payments" has the meaning set forth in Section 9(b) below.

      "Earnout Payment Date" has the meaning set forth in Section 9(b) below.

      "Effective Time" has the meaning set forth in Section 2(d)(i) below.

      "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA Section 3(3)) and any other employee benefit plan, program or arrangement of any kind, at any time maintained, sponsored or contributed to by Target or any ERISA Affiliate or with respect to which Target or any ERISA Affiliate has any Liability.

      "Equity Security Holders" means the holders of issued and outstanding equity securities of Target, including Target Shares and Target Stock Options, who, pursuant to the terms hereof, are, or were at the time of Closing, entitled to receive Merger Consideration (whether or not they actually receive the same).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means any entity that, with Target, is considered a single employer under Code Section 414.

      "FDA" means the United State Food and Drug Administration, and any successor agency or entity thereto that may be established hereafter.

      "Financial Statements" has the meaning set forth in Section 3(f) below.

      "Foreign Authorities" has the meaning set forth in Section 3(v)(i) below.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

      "Gedeon Richter" shall mean, collectively, Chemical Works of Gedeon Richter, Ltd., 1103 Budapest X, GYOMROut, 19-21, Hungary, a Republic of Hungary company, and Gedeon Richter USA, Inc., 1200 East Ridgewood Ave., East Wing, 3rd Floor, Ridgewood, New Jersey, 07450, USA.

      "Governmental Entity" means any federal, state, local or foreign governmental or regulatory authority, agency, commission, body or other governmental entity.

      "GR Escrow Fund" shall have the meaning set forth in Sections 6(a)(xxiii) and 9(e).

      "Gross Sales" means the product of (i) the number of units of Products shipped to third party customers in Canada by Buyer and its Affiliates and (ii) the invoiced price per unit by Buyer and its Affiliates, as the case may be, for the applicable Product.

      "Indemnified Party" has the meaning set forth in Section 8(d) below.

      "Indemnifying Party" has the meaning set forth in Section 8(d) below.

      "Independent Auditor" has the meaning set forth in Section 9(b) below.

      "Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes, standard operating procedures and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all advertising and promotional materials,
(f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

      "Inventory" means all stock sales Products and sample Products owned by Target.

      "Knowledge" or "aware" means, when used in reference to any Party to this Agreement, the actual knowledge of the directors, officers and key employees of such Party.

      "Leased Real Property" has the meaning set forth in Section 3(y)(i) below.

      "Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including without limitation any liability for Taxes or unpaid employment compensation.

      "Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest other than (a) liens for Taxes not yet due and payable, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "Material Adverse Effect" or "Material Adverse Change" means with respect to any Person or business at any time any change, development, event, circumstance, effect, inaccuracy or violation that has been or would reasonably be expected to be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, earnings, customer and supplier relations, employee relations or business prospects of Target's business, taken as a whole, or on the ability of any Party to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether any other Party has knowledge of such effect or change on the date hereof); provided, however, that any adverse change, development, event, circumstance, effect, inaccuracy or violation resulting from or arising in connection with any of the following shall be deemed to not constitute a Material Adverse Effect: (a) general business or economic conditions; (b) conditions generally affecting the industry in which such person or business operates (other than any adverse change, event, circumstance, effect, inaccuracy or violation (x) resulting from any action or inaction taken by or on behalf of Target or (y) that disproportionately affects Target); (c) the terms of this Agreement; or d) the execution, announcement or pendency of this Agreement or the transactions contemplated hereby, including without limitation, (i) any litigation related thereto, (ii) any loss of, or change in relationship with, any employees, suppliers, customers, distributors, or business affiliates, or (iii) any failure to keep intact or renew any agreements with any such parties.

      "Merger" has the meaning set forth in Section 2(a) below.

      "Merger Consideration" has the meaning set forth in Section 2(e) below.

      "Most Recent Financial Statements" has the meaning set forth in Section 3(f) below.

      "Most Recent Fiscal Month End" has the meaning set forth in Section 3(f) below.

      "Most Recent Fiscal Year End" has the meaning set forth in Section 3(f) below.

      "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

      "NDA" means (i) Target's new drug application which is approved and on file with the FDA and described on Annex B attached hereto, including the drug master file, and any and all filed, pending or approved amendments and supplements thereto, and any similar applications or filings in Canada and (ii) drafts of any new drug applications owned by Target, or to which Target has any rights, which have not been submitted and are not on file with the FDA or in Canada.

      "Net Profits" means Net Sales, less the total of the following as allocated according to Buyer's internal accounting principles and GAAP with respect to the Products sold: [ * * * ]

      "Net Sales" means Gross Sales less accrued deductions for the following as allocated according to Buyer's internal accounting principles and GAAP with respect to Products sold in Canada:

            (i)   [ * * * ]

            (ii)  [ * * * ]

            (iii) [ * * * ]

            (iv)  [ * * * ]

If any of the permitted deductions set forth above in subsections (i) or (iv) have already been charged to a customer as a separate line item on an invoice (separate from the invoice line item for the Products), then Buyer shall not also take such deduction when calculating Net Sales hereunder.

In addition, [ * * * ].

Where [ * * * ] . Where a [ * * * ]. Notwithstanding the foregoing, [ * * * ].

      "Option Cancellation Payment" has the meaning set forth in Section 2(g)(ii) below.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "OTC Study" means the study submitted by Target to the FDA in support of its application for over-the-counter status for the Product.

      "Packard Foundation" means the David and Lucille Packard Foundation.

      "Packard Loan" means the loan due 2008 in the principal amount of $6,500,000 from the Packard Foundation to Target.

      "Packard Loan Payoff" has the meaning set forth in Section 2(e)(i) below.

      "Party" has the meaning set forth in the preface above.

      "Payment Account" has the meaning set forth in Section 2(e)(i) below.

      "Permits" means the franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from Governmental Entities relating to the business of Target.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Entity.

      "Per Share Merger Consideration" has the meaning set forth in Section 2(f) below.

      "Private Sector Sales" means the shipment and/or sale of Product either directly to and through retail drug chains and independent drugstores and/or indirectly through a drug distributor/wholesaler which then distributes to retail drug chains and independent drugstores and to for-profit hospitals. For the avoidance of doubt, any shipments and/or sales that are not considered Public Sector Sales shall be considered Private Sector Sales.

      "Proceeding" has the meaning set forth in Section 3(i) below.

      "Products" mean the emergency contraceptive products developed, distributed, promoted, marketed, used or sold by Target prior to the Effective Time, including, without limitation, Plan B(R).

      "Product Royalties" means any royalty payments made by Buyer in connection with the Products to any third parties, including Gedeon Richter.

      "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

      "Public Sector Agencies" means Governmental Entities, and each department or instrumentality thereof, and Title X Clinics (family planning clinics receiving federal subsidies under Title X of the U.S. Public Health Act), including without limitation Planned Parenthood Clinics, abortion provider clinics, college health centers, city, state, and county health departments, hospital emergency rooms (other than for-profit hospitals).

      "Public Sector Sales" means the shipment, distribution and/or sale of Products to Public Sector Agencies.

      "Receivables" means all receivables arising from Target's business.

      "Receivables Account" has the meaning set forth in Section 2(j) below.

      "Recoverable Grant" means that certain recoverable expenditure responsibility grant, No. 98-1411, previously advanced to Target by the Packard Foundation pursuant to the Award Letter of April 8, 1998 and the Agreement for Expenditure Responsibility Grant, which pursuant to separate agreements between Target and the Packard Foundation is subject to repayment in installments of (a) $[ * * * ] on the first anniversary of the Closing Date and (b) $[ * * * ] on the second anniversary of the Closing Date.

      "Recoverable Grant Payoff" has the meaning set forth in Section 2(e)(ii) below.

      "Registered Business Intellectual Property" has the meaning set forth in
Section 3(k)(iv) below.

      "Regulatory Approval" means an approval issued by the FDA for an NDA.

      "Representative's Authorized Actions" shall have the meaning set forth in
Section 2(i)(ii) below


      "Representative Reserve Fund" shall have the meaning set forth in Section 2(j)(iv) below.

      "Requisite Stockholder Approval" means the affirmative vote of the holders of a majority of the Target Shares in favor of this Agreement and the Merger.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Semi-Annual Earnout Payment" has the meaning set forth in Section 9(b) below.

      "Share and Option Exchange Schedule" has the meaning set forth in Section 2(f) below.

      "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair market value of the assets of such Person is greater than the total amount of Liabilities (including contingent Liabilities) of such Person, (b) the present salable value of the assets of such Person is greater than the amount that will be required to pay the probable Liabilities of such Person on its debts as they become absolute and mature, and (c) such Person is able to realize upon its assets and pay its debts and other Liabilities, including contingent obligations, as they mature.

      "Stock Option" means an option issued pursuant to Target's 2000 Stock Option Plan allowing the holder of such option to purchase shares of Target's common stock.

      "Stock Option Agreement" means a written agreement for the purchase of Stock Options setting forth the terms upon which the Stock Option holder may exercise or otherwise receive the benefits of the Stock Option.

      "Stockholder Representative" shall mean the WCC Equity Holders' Distribution Trust, a Delaware Trust established as of the Effective Time to serve as the representative of the Equity Security Holders. Villa K. Enterprises, Inc. shall serve as the initial Trustee of the Stockholder Representative.

      "Stockholder Vote" has the meaning set forth in Section 5(h) below.

      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which
(a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

      "Surplus Assets" has the meaning set forth in Section 10(p) below.

      "Surviving Corporation" has the meaning set forth in Section 2(a) below.

      "Target" has the meaning set forth in the preface above.

      "Target AR Payments" has the meaning set forth in Section 2(e)(ii) below.

      "Target Indemnified Party" and "Target Indemnified Parties" have the meanings set forth in Section 8(c) below.

      "Target's Cash at Closing" means Cash held by Target immediately prior to the Effective Time.

      "Target's Closing Accounts Receivable" means the Receivables of Target immediately prior to the Effective Time.

      "Target Share" means a share of the common stock, $.0005 par value per share, of Target, and "Target Shares" refers collectively to the 1,012,076 shares of common stock, $.0005 par value per share outstanding, and does not include shares held by Target as treasury shares.

      "Target Stockholder" means any Person other than Target who or which holds any Target Shares immediately prior to the Effective Time.

      "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax Liability of any other Person.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Third Party Claim" has the meaning set forth in Section 8(d) below.

      "Transitory Subsidiary" has the meaning set forth in the preface above.

      "WCC Supply Agreement" has the meaning set forth in Section 6(a)(x) below.

      2.    Basic Transaction.

      (a) Merger. On and subject to the terms and conditions of this Agreement, Transitory Subsidiary will merge with and into Target (the "Merger") at the Effective Time. Target shall be the corporation surviving the Merger (the "Surviving Corporation").

      (b) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis LLP, in New York, New York commencing at 10:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"). The Closing shall occur in accordance with mutually agreeable closing instructions and a flow of funds memorandum adopted by the parties.

      (c) Deliveries at Closing. At the Closing, (i) Target will deliver to Buyer and Transitory Subsidiary the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) Buyer and Transitory Subsidiary will deliver to Target the various certificates, instruments, and documents referred to in Section 6(b) below; (iii) Target and Transitory Subsidiary will file with the Secretary of State of Delaware a Certificate of Merger in the form attached hereto as Exhibit I (the "Certificate of Merger"); and (iv) the Merger Consideration payable at the Closing will be delivered to the recipients thereof in the manner provided below in this Section 2.

      (d)   Effect of Merger.

            (i) The Merger shall become effective at the time (the "Effective Time") Target and Transitory Subsidiary file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Target or Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

            (ii) The Certificate of Incorporation of Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation of Transitory Subsidiary immediately prior to the Effective Time (except that the name of Surviving Corporation will remain unchanged).

            (iii) The Bylaws of Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of Transitory Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

            (iv) The directors and officers of Transitory Subsidiary shall become the directors and officers of Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of officer).

      (e) Payment of Merger Consideration by Buyer and Surviving Corporation. The amounts to be paid, repaid or delivered pursuant to this Section 2(e) at the Effective Time and following the Closing are referred to herein collectively as the "Merger Consideration."

            (i) At the Effective Time, subject to appropriate adjustment pursuant to Section 2(e)(iii) below in the event there are Dissenting Shares, (A) Buyer shall deliver to an account established and administered by the Stockholder Representative for the benefit of the Equity Security Holders as recipients of the Merger Consideration (the "Payment Account"), cash in an amount equal to [ * * * ] plus [ * * * ]% of the Target Cash at Closing [ * * * ] (the "Closing Cash Payment"), (B) Buyer shall deliver a promissory note substantially in the form attached hereto as Exhibit II, executed by Buyer and unconditionally guaranteed by Barr, registered in the name of the Stockholder Representative or its nominee in an aggregate principal amount equal to $6,500,000 (the "Buyer Note"), and (C) Buyer shall cause and enable the Surviving Corporation to pay to the Packard Foundation $6,500,000 plus accrued but unpaid interest thereon (computed in accordance with the Packard Loan on principal up to $6,500,000) as of the Closing Date by delivery of cash by wire transfer or delivery of other immediately available funds as payment in full of Target's obligations to the Packard Foundation under the Packard Loan (the "Packard Loan Payoff").

            (ii) Following the Closing, subject to appropriate adjustment pursuant to Section 2(e)(iii) below in the event there are Dissenting Shares, (A) Buyer shall cause the Surviving Corporation to pay 50% of the cash generated from collecting Target's Closing Accounts Receivable pursuant to Section 2(j) below (the "Target AR Payments") to the Payment Account and undertake related performance following the Closing in accordance with Section 2(j) below, (B) Buyer shall cause Surviving Corporation to deliver Earnout Payments to the Stockholder Representative for the benefit of the Equity Security Holders and undertake related performance following the Closing in accordance with Section 9(b) below, and (C) Buyer shall cause the Surviving Corporation to repay the Recoverable Grant by making payments to the non-profit institution designated by the Packard Foundation in the amount of [ * * * ], in such installments as determined by the Packard Foundation not to exceed an aggregate amount of [ * * * ] in any calendar year, provided that the first such installment shall not be sooner than the first anniversary of the Closing Date and the second such installment shall not be sooner than the second anniversary of the Closing Date (the "Recoverable Grant Payoff").

            (iii) In the event that there are Dissenting Shares, the Merger Consideration shall be reduced as follows ("Dissenting Shares Reduction"):
      (A) the Closing Cash Payment shall be reduced by an amount equal to the product of (x) a fraction, the numerator of which is the number of Dissenting Shares and the denominator of which is the sum of the number of Target Shares outstanding immediately prior to the Effective Time plus the number of Target Shares which would be issued upon the exercise of all outstanding Stock Options as of the Effective Time (the "Dissenting Shares Fraction") multiplied by (y) the sum of (1) the Closing Cash Payment, plus
      (2) the aggregate principal amount of the Buyer Note immediately after the Effective Time, plus (3) the amount of the Packard Loan Payoff, plus (4) the amount of the Recoverable Grant Payoff; (B) the Target AR Payments shall be reduced by an amount equal to the product of (x) the Dissenting Shares Fraction multiplied by (y) the Target AR Payment to be paid by the Surviving Corporation pursuant to Section 2(e)(ii)(A) above in accordance with Section 2(j) below if there had been no Dissenting Shares; and (C) the Earnout Payments shall be reduced by an amount equal to the product of
      (x) the Dissenting Shares Fraction multiplied by (y) the Earnout Payments to be paid the Surviving Corporation pursuant to Section 2(e)(ii)(B) above in accordance with Section 9(b) below if there had been no Dissenting Shares. The Buyer and the Surviving Corporation shall use the Dissenting Shares Reduction solely to satisfy statutory obligations to holders of

      Dissenting Shares. If and to the extent less than the full Dissenting Shares Reduction is adjudged necessary to satisfy such obligations, the Dissenting Shares Reduction shall be reduced and Buyer shall make appropriate payment to the Payment Account, and if and to the extent an amount more than the full Dissenting Shares Reduction is adjudged necessary to satisfy such obligations, the principal amount of the Buyer Note shall be reduced by such amount.

      (f) Per Share Merger Consideration. Each Target Share outstanding as of the Effective Time shall be converted into the right to receive, upon and following surrender of the share certificate which immediately prior to the Effective Time represented such Target Share to the Stockholder Representative, an amount equal to the quotient obtained by dividing (i) the difference of (A) the Merger Consideration minus (B) the aggregate of the Option Cancellation Payments by (ii) the number of Target Shares outstanding as of the Effective Time (such amount, the "Per Share Merger Consideration"). The Share and Option Exchange Schedule attached hereto (the "Share and Option Exchange Schedule") shall set forth at Closing for each Equity Security Holder the holdings of such Equity Security Holder as of immediately prior to the Effective Time and Target's estimate of the portion of the Merger Consideration payable in respect thereof.

      (g) Conversion of Target Shares and Stock Options; Dissenting Shares.

            (i) At the Effective Time, by virtue of the Merger and without any action on the part of any Party hereto or the holder thereof, each issued and outstanding Target Share, other than (A) each Target Share held by Target and (B) any Dissenting Shares, shall be canceled and extinguished and be converted into and shall represent the right to receive the Per Share Merger Consideration, payable to the holder thereof in accordance with the procedures set forth in Section 2(h)(i) below.

            (ii) At the Effective Time, by virtue of the Merger and without any action on the part of any Party hereto or the holder thereof, each issued Stock Option outstanding as of the Effective Time, shall, in accordance with Section 2(h)(ii) hereof, be canceled in exchange for the right to receive an amount equal to the product of (A) the Per Share Merger Consideration less the exercise price per share (as set forth in the Stock Option Agreement pursuant to which such Stock Option was issued), and (B) the number of Target Shares which may be received upon the exercise of such Stock Option (each, an "Option Cancellation Payment").

            (iii) At the Effective Time, each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Delaware General Corporation Law.

      (h) Surrender of Certificates and Stock Option Agreements; Payment of Per Share Merger Consideration and Option Cancellation Payments.

            (i) Prior to the Stockholder Vote, Target will provide each Target Stockholder with (A) a form of letter of transmittal in the form attached hereto as Exhibit III, and (B) a proxy statement in a form reasonably acceptable to Buyer containing among other things a description of the transactions contemplated hereby, instructions for effecting the surrender of Target Shares in exchange for Merger Consideration, and a copy of
      Section 262 of the Delaware General Corporation Law. At or following the Effective Time, if a Target Stockholder shall have perfected such Target Stockholder's right to receive Merger Consideration by surrender to the Stockholder Representative by such Target Stockholder of the certificates representing such Target Stockholder's Target Shares or affidavit attesting that the same has been lost in accordance with Section 2(h)(vii) below, accompanied by all documents required to evidence and effect such transfer, together with the letter of transmittal, then the Stockholder Representative shall pay, by check or wire transfer, to such Target Stockholder such Target Stockholder's portion of the cash in the Payment Account to which such Target Stockholder is entitled pursuant to Sections 2(e)(i) above, less such Target Stockholders' pro rata share (based upon the amount of the Merger Consideration to be received by such Target Stockholder) of any amounts that may be withheld by the Stockholder Representative pursuant to the terms of Section 2(i)(iv) below. Upon or within a reasonable period of time following the subsequent receipt of cash from time to time pursuant to Section 2(e)(ii) above or otherwise, as a result of the redemption or repayment of the Buyer Note, and as a result of Earnout Payments, the Stockholder Representative shall pay, by check or wire transfer, to each Target Stockholder (other than a holder of Dissenting Shares) his, her or its pro rata share of such cash. If a Target Stockholder has not perfected such Target Stockholder's right to receive Merger Consideration pursuant to the foregoing within two years of the Effective Time, such Target Stockholder shall look only to the Surviving Corporation pursuant to Section 2(h)(vi) below in connection with any claim for Merger Consideration.

            (ii) Prior to the Stockholder Vote, Target will provide each Stock Option holder with (A) a form of letter of transmittal in the form attached hereto as Exhibit IV, and (B) instructions and an agreement containing the terms for the surrender of Stock Options in exchange for Option Cancellation Payments. At or following the Effective Time, if a Stock Option holder shall have perfected such Stock Option holder's right to receive Option Cancellation Payments by surrender to the Stockholder Representative by such Stock Option holder of such Stock Option holder's Stock Option Agreement or affidavit attesting that the same has been lost in accordance with Section 2(h)(vii) below, accompanied by all documents required to evidence and effect such transfer, together with the letter of transmittal and the agreement setting forth the acceptance of terms of surrender, then the Stockholder Representative shall pay, by check or wire transfer, to such Stock Option holder such Stock Option holder's portion of the cash in the Payment Account to which such Stock Option holder is entitled as Option Cancellation Payments pursuant to Sections 2(e)(i) above, less such Stock Option holder' pro rata share (based upon the amount of the Merger Consideration to be received by such Stock Option holder) of any amounts that may be withheld by the Stockholder Representative pursuant to the terms of Section 2(i)(iv). Upon or within a reasonable period of time following the subsequent receipt of cash from time to time pursuant to Section 2(e)(ii) below or otherwise, as a result of the redemption or repayment of the Buyer Note, and as a result of Earnout Payments, the Stockholder Representative shall pay, by check or wire transfer, to each Stock Option holder his, her or its pro rata share of such cash. If a Stock Option holder has not perfected such Stock Option holder's right to receive Option Cancellation Payments pursuant to the foregoing within two years of the Effective Time, such Stock Option holder shall look only to the Surviving Corporation pursuant to Section 2(h)(vi) below in connection with any claim for Option Cancellation Payments.

            (iii) Until so surrendered and exchanged as provided above, each certificate representing Target Shares shall, from and after the Effective Time, be deemed to represent only the right to receive the Per Share Merger Consideration to which such Target Stockholder is entitled pursuant to this Agreement. Upon surrender of each certificate representing Target Shares to the Stockholder Representative, the Stockholder Representative shall promptly deliver such certificate to Surviving Corporation, and such certificate shall forthwith be canceled.

            (iv) Until so surrendered and exchanged as provided above, each Stock Option Agreement shall, from and after the Effective Time, be deemed to represent only the right to receive the Option Cancellation Payments to which such Stock Option holder is entitled. Upon surrender of each Stock Option Agreement to the Stockholder Representative, the Stockholder

      Representative shall promptly deliver such Stock Option Agreement to the Surviving Corporation, and such Stock Option Agreement shall forthwith be canceled.

            (v) At the Effective Time, the stock transfer books of Target shall be closed and there shall be no further registration or transfers of Target Shares or Stock Options thereafter on the stock transfer books of Target. From and after the Effective Time, each Target Stockholder and Stock Option holder shall cease to have any rights as a holder of capital stock of Target or otherwise with respect to any Target Shares, as applicable, except as otherwise provided herein or by applicable law.

            (vi) Two years following the Effective Time, the Stockholder Representative shall pay over and assign to Surviving Corporation the Merger Consideration (including any earnings thereon) it holds on behalf of Equity Security Holders who have not perfected their rights to receive Per Share Merger Consideration pursuant to Section 2(h)(i) above or Option Cancellation Payments pursuant to Section 2(h)(ii) above, as the case may be, and thereafter all former Equity Security Holders shall be entitled to look to Surviving Corporation (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to receipt of Per Share Merger Consideration or Option Cancellation Payments.

            (vii) In the event any certificate or other instrument representing Target Shares or Stock Option Agreements shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate, Stock Option Agreement, or other instrument to be lost, stolen or destroyed in form and substance reasonably acceptable to Buyer, the Stockholder Representative will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement or the Option Cancellation Payments deliverable in respect thereof pursuant to this Agreement, as the case may be; provided, however, that Buyer may, in its reasonable discretion, require the delivery of a suitable indemnity agreement.

            (viii) Notwithstanding anything to the contrary in this Section 2(h), none of Buyer, the Surviving Corporation nor any other Party hereto shall be liable to a holder of a certificate formerly representing Target Shares or the right to subscribe for, purchase or acquire Target Shares for any amount properly paid to a public official pursuant to any applicable property, escheat or similar law.

            (ix) If, after the Effective Time, certificates representing Target Shares are presented to the Stockholder Representative for any reason, the Stockholder Representative shall deliver such certificates to the Surviving Corporation and they shall be canceled and exchanged as provided in this Section 2. Any certificates that are not delivered to the Stockholder Representative at or prior to the Effective Time, may be delivered to the Stockholder Representative at the address referenced in
      Section 10(g) below. Any amounts remaining unclaimed by Target Stockholders and Stock Option holders two years after the last date any amount due hereunder is payable to the Stockholder Representative or the Equity Security Holders (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Buyer free and clear of any claim or interest of any Person previously entitled thereto.

      (i)   Effect of Target Stockholder Approval; Stockholder Representative.

            (i) As an effect of approval of this Agreement and the Merger through the Stockholder Vote, the Target Stockholders (subject to rights of holders of Dissenting Shares) shall be contractually bound to: (A) this Agreement; (B) the appointment of WCC Equity Holders' Distribution Trust, a Delaware Trust, as the representative of the Target Stockholders (the "Stockholder Representative") under this Agreement and as the attorney-in-fact and agent for and on behalf of each Target Stockholder for the purposes of this Agreement and the transactions contemplated hereby; (C) the reserve of the Representative Reserve Fund and payments thereunder; and (D) the taking by the Stockholder Representative of any and all actions and the making of any decisions required or permitted to be taken by the Stockholder Representative under this Agreement, including, without limitation, the Representative's Authorized Actions.

            (ii) The Stockholder Representatives shall be specifically authorized to take any or all of the following actions ("Representative's Authorized Actions"): (A) authorize delivery to a Buyer Indemnified Party of payment in satisfaction of indemnity claims by a Buyer Indemnified Party with respect to Damages pursuant to Section 8 hereof; (B) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to such claims; (C) arbitrate, resolve, settle or compromise any claim for Damages pursuant to Section 8 hereof; (D) act on behalf of each Target Stockholder with respect to all matters provided for in this Agreement, including, without limitation, the resolution or dispute of any matter related to Section 2(i) below; (E) consent to the assignment of rights under this Agreement in accordance with Section 10(d); (F) give and receive notices under this Agreement; and (G) take all actions necessary in the judgment of the Stockholder Representative for the accomplishment of the foregoing.

            (iii) The Stockholder Representative will have authority and power to act on behalf of each Target Stockholder with respect to this Agreement and the disposition, settlement or other handling of all Damages under
      Section 8 hereof. The Target Stockholders will be bound by all actions taken and documents executed by the Stockholder Representative in connection with this Agreement, and Buyer and Surviving Corporation will be entitled to rely on any action or decision of the Stockholder Representative. In performing the functions specified in this Agreement, the Stockholder Representative will not be liable to any Target Stockholder in the absence of gross negligence or willful misconduct on the part of the Stockholder Representative. The Target Stockholders agree to indemnify the Stockholder Representative against any loss, liability, claims, damage or expense incurred by the Stockholder Representative as a result of claims by third parties arising in connection with the Stockholder Representative's service and performance as such under this Agreement, other than any such claims which result from actions taken in bad faith or gross negligence on the part of the Stockholder Representative. The responsibilities of the Stockholder Representative set forth herein shall terminate upon the later of the final disposition of the Merger Consideration or such time as all claims made within the survival period set forth in Section 8(a) are finally resolved.

            (iv) The Stockholder Representative shall establish and maintain a fund (the "Representative Reserve Fund") in its reasonable discretion, retained on a pro rata basis from the Merger Consideration and otherwise payable to the Equity Security Holders at or following the Closing, in an amount reasonably necessary to pay its expenses and administrative costs as Stockholder Representative, any out-of-pocket costs and expenses reasonably incurred in connection with actions taken pursuant to the terms of this Agreement, and costs in connection with indemnity claims hereunder or to allow it to participate in any defense of any claim by a third party, and to pay the costs and expenses to be borne by the Equity Security Holders pursuant to this Agreement and the indemnity provisions hereof. Any amounts retained and not used to pay such expenses and administration costs shall be distributed, at such time as the Stockholder Representative reasonably determines such funds are no longer necessary, to the former Equity Security Holders of the Company to whom the Representative Reserve Fund is otherwise payable in the proportion that the amounts were retained. The amount retained by the Stockholder Representative pursuant to this Section 2(i)(iv) shall be deducted from amounts in the Payment Account from time to time before distributions to Equity Security Holders. The Stockholder Representative shall be solely and exclusively accountable to the Equity Security Holders for the disposition of such funds.

      (j)   Adjustment of Merger Consideration for Cash and Receivables.

            (i) For a period of ninety (90) days after the Closing (the "Collection Period"), Surviving Corporation shall use its commercially reasonable efforts to collect all unpaid Receivables that are Target's Closing Accounts Receivable. During the Collection Period, Surviving Corporation shall hold any such Receivables collected by Surviving Corporation in a segregated interest-bearing lock-box account (the "Receivables Account"). Neither Buyer nor the Stockholder Representative shall withdraw any amounts from the Receivables Account except as permitted by this Agreement. Expenses of the Receivables Account shall be paid out of funds in the account prior to distributions. Distributions from the Receivables Account shall be made in the following manner:

                  (A) On the 15th day of each month during the Collection
            Period, the positive balance of the Receivables Account as of the last day of the preceding month ended shall be distributed evenly to the Stockholder Representative for the benefit of the Equity Security Holders and to Surviving Corporation;

                  (B) On the 90th day following the Closing, the full amount of the positive balance of the Receivables Account shall be distributed evenly to the Stockholder Representative for the benefit of the Equity Security Holders and to Surviving Corporation;

                  (C) Any Receivables collected from the end of the Collection
            Period until the 360th day following the Closing shall be distributed evenly to the Stockholder Representative for the benefit of the Equity Security Holders and to Surviving Corporation on a quarterly basis;

                  (D) After the 360th day following the Closing, any uncollected
            Receivables shall be distributed to Surviving Corporation and the Equity Security Holders shall have no further interest in such Receivables.

      3. Target's Representations and Warranties. Target represents and warrants to Buyer and Transitory Subsidiary that the statements contained in this Section 3 are true, correct and complete as of the date hereof and will be correct and complete as of the Closing Date (as though then made and as though the Closing Date were substituted for the date of this Agreement throughout Section 3), except as set forth in the corresponding section of the disclosure schedule accompanying this Agreement, as updated at Closing (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

      (a) Organization of Target. Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the charter documents of Target, as amended to date, and the bylaws of Target, as amended to date, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. Target is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The minute books (containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock record books of Target are correct and complete.

      (b)   Capital Stock and Related Matters; No Subsidiaries.

            (i) As of immediately prior to the Closing, the authorized capital stock of Target consists of 3,000,000 shares of common stock, $0.0005 par value, of which 1,012,076 shares are issued and outstanding and 400,000 shares are held in treasury. The Target Shares constitute all of the outstanding capital stock of Target and are held beneficially and of record by the Target Stockholders (free and clear of all Liens) as set forth on the Section 3(b) of the Disclosure Schedule. Except as set forth on Section 3(b) of the Disclosure Schedule, which list all outstanding Stock Options issued under Target's 2000 Stock Option Plan, Target does not have outstanding (A) any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or (B) any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock or similar plans or rights. As of the Closing, Target will not have outstanding (A) any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or (B) any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock or similar plans or rights. Except as set forth on Section 3(b) of the Disclosure Schedule, Target is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. As of the Closing and immediately thereafter, all of the outstanding shares of Target's capital stock shall be validly issued, fully paid and nonassessable.

            (ii) Target has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock or the offer, sale or issuance of any of its debt securities. There are no voting trusts, proxies, or other agreements or understandings among Target's Stockholders or any other Person with respect to the voting, transfer or registration of Target's capital stock or with respect to any other aspect of Target's affairs.

            (iii) Target has no Subsidiaries. Target does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association.

      (c) Authorization of Transaction. Target has full power and authority (including full corporate power) to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to or contemplated by this Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each such other agreement, document and instrument by Target has been duly authorized by all necessary corporate action of Target, and no other action on the part of Target is required in connection therewith. This Agreement and each agreement, document and instrument to be executed and delivered by Target pursuant to or as contemplated by this Agreement constitute, or when executed and delivered by Target will constitute, the valid and legally binding obligations of Target, enforceable in accordance with their respective terms and conditions, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law and principles of equity governing (and all limitations on) specific performance, injunctive relief and other equitable remedies (the "Bankruptcy and Equity Exception").

      (d) No Conflicts; No Bankruptcy. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which Target is, or its assets or properties are, subject, (ii) contravene, conflict with or result in a breach or violation of any provision of the charter or bylaws of Target, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of the assets of Target), in any such case in a manner that could reasonably be expected to materially affect the consummation of the transactions contemplated hereby or the ownership or operation of the assets or the business by Target after the Closing. Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity or any other Person in order for the Parties to consummate the transactions contemplated by this Agreement. There is no proceeding pending or, to the Knowledge of Target, threatened against Target that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement. Target was Solvent before and at the time of the consummation of the transactions contemplated hereby. No order has been entered or petition presented for the winding up, insolvency, liquidation, or bankruptcy of Target.

      (e) Brokers' Fees. Target has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (f)   Financial Statements; Cash.

            (i) Attached hereto as Exhibit V are the following financial statements (collectively the "Financial Statements"): (i) the consolidated audited balance sheets of Target as of December 31, 2000, December 31, 2001 and December 31, 2002 (the "Most Recent Fiscal Year End"), and the related consolidated statements of income for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002, which in each case reflect the business of Target on a consolidated basis (the "Audited Financial Statements"); and (ii) the consolidated unaudited balance sheet of Target (the "Most Recent Balance Sheet") as of December 31, 2003 (the "Most Recent Fiscal Month End"), and the related consolidated statements of income of Target for the twelve (12) months ended December 31, 2003, which in each case reflect the business of Target on a consolidated basis (collectively, the "Most Recent Financial Statements"). The Financial Statements (including the notes thereto if provided) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Target (including the business of Target on a consolidated basis) as of such dates and the results of operations of Target (including the business of Target on a consolidated basis) for such periods, subject, in the case of the Most Recent Financial Statements, to year-end audit adjustments.

            (ii) As of the date hereof Target has, and as of the Closing Date Target will have, Cash in an amount equal to at least [ * * * ].

      (g) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, except as set forth in the appropriate subsection of Section 3(g) of the Disclosure Schedule and to the extent approved in writing by Buyer, since that date:

            (i) Target has not authorized or effected any change in its charter or bylaws;

            (ii) Target has not issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities or rights convertible, exchangeable or exercisable into any capital stock or other equity securities;

            (iii) Target has not declared, set aside, or paid any dividend or distribution with respect to its stock (whether in cash or in kind), or redeemed, repurchased, or otherwise acquired any of its capital stock;

            (iv) Target has not made any capital investment in, made any loan to, or acquired the securities or assets of any other Person;

            (v) Target has only sold Product with an expiration dating of more than twelve (12) months as of the date of delivery of the Product to a customer;

            (vi) Target has distributed commercial samples of Products and has conducted marketing and promotional activities with respect to Products that comply with all applicable laws and Regulatory Approvals;

            (vii) Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

            (viii) Target has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) except in the ordinary course of business;

            (ix) no Person (including Target) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which Target is a party or by which it is bound;

            (x) Target has not made or entered into any oral or written guaranties;

            (xi) Target has not filled any order for Products except as set forth on Section 3(g)(viii) of the Disclosure Schedule;

            (xii) Target has not discounted, marked down or made any price reductions with respect to any products or services of the business of Target, except those consistent with current business practices;

            (xiii) Target has not imposed or permitted to exist any Lien upon any of its assets, tangible or intangible;

            (xiv) Target has not delayed or postponed the payment of accounts payable or other Liabilities outside the Ordinary Course of Business;

            (xv) Target has not issued an invoice to any third party prior to the delivery of the product or service to which such invoice relates;

            (xvi) Target has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than $10,000;

            (xvii) Target has not transferred, assigned, or granted any license or sublicense of any rights under or with respect to any of its Intellectual Property;

            (xviii) Target has not licensed any of its Intellectual Property from any third party;

            (xix) Target has not failed to take any action necessary or customary in accordance with reasonable industry practice to maintain, renew, or protect any of its Intellectual Property;

            (xx) Target has not experienced any damage, destruction, or loss (whether or not covered by insurance) affecting any of its properties or assets;

            (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Target;

            (xxii) Target has not materially changed any of the types or levels of support services provided to the business of Target by Target in the conduct of such business;

            (xxiii) there has not been any change in the kind and amount of insurance maintained by Target;

            (xxiv) Target has not entered into any written or oral agreement with any employee or independent contractor to provide services to or on behalf of Target;

            (xxv) Target has not laid off or terminated any employee or independent contractor in breach or violation of any contractual or other obligation to such Person, nor has any layoff or termination of such Person given rise to any Target obligations for severance or other consideration payable after the Closing;

            (xxvi) there has not been any material increase or notice thereof in the cost of raw materials used in the business of Target;

            (xxvii) Target has not discharged a material Liability or Lien;

            (xxviii) there has not been any change in the manner of keeping books, accounts or records, accounting methods or practices, standard costs, credit practices or collection or pricing policies used by Target;

            (xxix) Target has not disclosed any Confidential Information relating to its business, except to Buyer or in the Ordinary Course of Business and pursuant to written agreements obligating the recipient to maintain the confidentiality thereof; and

            (xxx) Target has not committed to do any of the foregoing.

      (h) Undisclosed Liabilities. Target does not have any Liability (and there is no Basis for any present or, to the Knowledge of Target, future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the balance sheet for the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law and none of which is material).

      (i)   Legal Compliance.

            (i) Each of Target and its predecessors and Affiliates has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including, without limitation, the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq. and all such laws relating to the import, export, storage, handling treatment and/or disposal of or otherwise relating to animals and biologic materials (including transgenic animals and materials)) of all Governmental Entities, and to the Knowledge of Target no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice (a "Proceeding") has been filed or commenced against any of them alleging any failure so to comply.

            (ii) Section 3(i)(ii) of the Disclosure Schedule sets forth each instance in which Target (A) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (B) is a party or, to the knowledge of Target, is threatened to be made a party to any Proceeding of, in, or before any court, arbitrator or Governmental Entity. None of the Proceedings set forth in Section 3(i)(ii) of the Disclosure Schedule would reasonably be likely to result in any material Liability to Target or to Buyer. Target has no Basis to believe that any such Proceeding may be brought or threatened against Target or that there is a Basis for the foregoing.

      (j)   Tax Matters.

            (i) Target has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Target (whether or not shown or required to be shown on any Tax Return) have been paid. Target is not currently the beneficiary of any extension of time within which to file any Tax Return. To Target's Knowledge, no claim has ever been made by an authority in a jurisdiction where Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of Target's assets that arose in connection with any failure (or alleged failure) to pay any Tax.

            (ii) Target has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

            (iii) There is no material dispute or claim concerning any Tax Liability of Target either (A) claimed or raised by any authority in writing or (B) as to which Target and the directors and officers (and employees responsible for Tax matters) of Target has any Knowledge based upon personal contact with any agent of such authority.

            (iv) Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (v) Target has not filed a consent under Code Section 341(f) concerning collapsible corporations. Target is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code 162(m) (or any corresponding provision of state, local or foreign Tax law). Target has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Target has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

            (vi) Target is not a party to any Tax allocation or sharing agreement. Target (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) has no Liability for the Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

      (k) Intellectual Property.

            (i) Target owns all right, title and interest in and to, or has the right to use pursuant to a valid and enforceable contract listed on Annex C attached hereto, all Intellectual Property necessary for the operation of its business. The Intellectual Property set forth on Annex C attached hereto constitutes all Intellectual Property necessary for or material to the operation of the Target's business (the "Business Intellectual Property"). Each item of Business Intellectual Property owned or used by Target immediately prior to the Closing will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing. Target has taken all action necessary or customary in accordance with reasonable industry practice to maintain and protect all current federal, state and foreign registrations or applications pertaining to any of the Business Intellectual Property.

            (ii) Target follows reasonable commercial practices common in the industry to protect its proprietary and confidential information, including requiring its employees, consultants and agents (other than line employees not involved in the creation of Intellectual Property) to be bound in writing by obligations of confidentiality and non-disclosure, and requiring its employees, consultants and agents to assign to it any and all inventions and discoveries and other Intellectual Property conceived, reduced to practice, developed or discovered by such employees, consultants and/or agents (other than line employees not involved in the creation of Intellectual Property) made within the scope of, and during their employment (to the extent permitted by law) pursuant to written agreements executed by each such employee, consultant or agent, and only disclosing proprietary and confidential information to third parties pursuant to written confidentiality and non-disclosure agreements.

            (iii) The conduct of the business of Target has not and, to the Knowledge of Target, as of the Closing Date, will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with any Intellectual Property rights of any third parties, and Target has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or other conflict (including any claim or written notice that Target must license or refrain from using any Intellectual Property rights of any Person) and Target is not aware of any Basis for the same. To the Knowledge of Target, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Business Intellectual Property, and no licensee or sublicensee of Target has provided Target with any information of any of the foregoing by such licensee or sublicensee in connection with such licensee's or sublicensee's practice of any Intellectual Property licensed or sublicensed to it by Target.

            (iv) Annex C attached hereto identifies (A) each patent or registration which has been issued to Target with respect to any of the Business Intellectual Property and each pending patent application or application for registration which Target has made with respect to any of the Business Intellectual Property (collectively, the "Registered Business Intellectual Property"), and (B) each license, sublicense, agreement, or other permission (other than non-exclusive licenses arising in the Ordinary Course of Business in connection with the sale of Products) which Target has granted to any third party with respect to any of the Business Intellectual Property (together with any exceptions). Target has made available to Buyer correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Annex C attached hereto also identifies each material unregistered trademark, material unregistered service mark, trade name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total per seat cost of $500) and each material unregistered copyright used by Target in connection with its business. Except as otherwise set forth in Section 3(k)(iv) of the Disclosure Schedule, with respect to each item of the Business Intellectual Property, including the Registered Business Intellectual Property:

                  (A) Target owns and possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction or limitation regarding use or disclosure;

                  (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (C) each such item is valid and enforceable and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is, to the Knowledge of Target, threatened which challenges the legality, validity, enforceability, use, or ownership of the item, and there are no grounds for the same;

                  (D) Target has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item except in the Ordinary Course of Business in connection with the sale of Products; and

                  (E) no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents or copyrights expiring at the end of their statutory terms (and not as a result of any act or omission by Target, including without limitation, a failure by Target to pay any required maintenance fees).

            (v) Section 3(k)(v) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Target uses or holds for use in it business as currently conducted and as proposed to be conducted pursuant to license, sublicense, agreement, or permission. Target has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified on Annex C attached hereto, except as set forth in Section 3(k)(v) of the Disclosure Schedule, Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission. With respect to each item of Intellectual Property required to be identified Annex C attached hereto:

                  (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                  (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following consummation of the transactions contemplated hereby;

                  (C) Target and, to the Knowledge of Target, all other parties to the license, sublicense, agreement, or permission is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (D) no party to the license, sublicense, agreement, or
            permission has repudiated any provision thereof;

                  (E) with respect to each sublicense, the representations and warranties set forth in subsections 3(k)(v)(A) through (D) above are true and correct with respect to the underlying license;

                  (F) to the Knowledge of Target, the underlying item of
            Intellectual Property is not subject to any outstanding attachment, injunction, judgment, order, decree, ruling, or charge;

                  (G) to the Knowledge of Target, each such item is valid and enforceable and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened that challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and there are no grounds for the same; and

            (vi) Target has complied in all material respects with and is presently in compliance in all material respects with all foreign, federal, state, local, governmental (including, but not limited to, the FDA (as defined below), the Federal Trade Commission and State Attorneys General), administrative or regulatory laws, regulations, guidelines and rules applicable to the conduct of the business of Target and Target shall take all steps necessary to ensure such compliance until the Closing.

      (l) Inventory. Section 3(l) of the Disclosure Schedule accurately and completely lists the amount of existing good and marketable Inventory, including Inventory under quarantine, with expiration dates (i) not less than 18 months after the Closing Date for Products produced for sale and (ii) not less than 15 months after the Closing Date for samples of Products. Target and its Affiliates and agents have properly handled and stored all Products included in the Inventory in compliance with all applicable laws, rules and regulations and none of the Products included in the Inventory are adulterated, misbranded or defective. All of the Products included in the Inventory (a) currently meet, and have been manufactured in accordance with, the applicable specifications for the Product, and are in substantial compliance with all applicable laws, rules and regulations and the applicable Regulatory Approvals (provided that in the case of Inventory currently in quarantine, this representation is qualified by the knowledge of Target), and (b) upon delivery to Buyer, (x) all of the foregoing will be, and shall remain true and correct, (y) all Products included in the Inventory that are produced for sale has expiration dating of at least 18 months, and (z) all samples of Products have expiration dating of at least 15 months. Target is not aware of any matters, other than the completion of microtesting and the processing of documents in the ordinary course, that would result in any delay in the supply of Products or their release from quarantine.

      (m) Contracts. Annex A sets forth a complete and correct list of the Contracts and Target has delivered to Buyer a correct and complete copy of each Contract (as amended to date). Other than the Contracts, Target is not a party to or bound by any oral or written contract, agreement, license or other undertaking pursuant to which Target would have any Liability or other obligation after the Closing. With respect to each such Contract: (i) such Contract is valid and enforceable, and in full force and effect; (ii) such Contract will continue to be valid and enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under such Contract; and (iv) no party has repudiated any provision of the Contract or provided the other party with any default notice.

      (n) Notes and Accounts Receivable. All notes and accounts receivable of Target are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target.

      (o) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Target.

      (p) Insurance. Target's assets are insured to the extent disclosed in
Section 3(p) of the Disclosure Schedule and all insurance policies and arrangements of Target are disclosed in Section 3(p) of the Disclosure Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and Target is in compliance in all material respects with the terms of such policies. There is no claim by Target pending under any such policies as to which coverage has been questioned, denied or disputed by the insurer. Each such insurance policy shall continue to be in full force and effect through the date of the Closing. To the Knowledge of Target, such policies of insurance are of the type and in amounts customarily carried by persons conducting business similar to that of the business of Target.

      (q) Litigation. Section 3(q) of the Disclosure Schedule sets forth each instance in which Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of Target, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court, arbitrator or Governmental Entity. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(q) of the Disclosure Schedule could result in a material Liability to Target or a Material Adverse Change. Target does not have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Target or that there is a Basis for the foregoing.

      (r) Product Warranty. Each product, including the Products, sold, leased, or delivered by Target has been in conformity in all material respects with all applicable contractual commitments and all applicable express and implied warranties, and Target does not have any Liability (and there is no Basis for any present or, or to the Knowledge of Target, future Proceeding giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target. Section 3(r) of the Disclosure Schedule includes complete and correct copies of the standard terms and conditions of sale or lease (containing applicable guaranty, warranty, and indemnity provisions) that Target uses in its business. No product manufactured, sold, leased, or delivered by Target is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in Section 3(r) of the Disclosure Schedule.

      (s) Product Liability. Target does not have any Liability (and there is no Basis for any present or, to the Knowledge of Target, future Proceeding against Target giving rise to any Liability) arising out of any personal injury and/or death or damage to property relating to or arising in connection with the products marketed, distributed, sold or otherwise provided by, or on behalf of, Target or any of its Affiliates.

      (t) Certain Business Relationships With Target. None of Target's stockholders and their Affiliates, and to the Knowledge of Target, Target's directors, officers and employees has been involved in any business arrangement or relationship with Target within the past twelve (12) months, and none of Target's stockholders and their Affiliates, and Target's directors, officers and employees owns any asset, tangible or intangible, which is used in the business of Target.

      (u) Customers and Suppliers; Gedeon Richter.

            (i) Section 3(u) of the Disclosure Schedule lists the customers of Target accounting for [ * * * ] of Target's revenues (on a consolidated basis) for each of the two most recent fiscal years (the "Customers") and sets forth opposite the name of each such Customer the percentage of consolidated net sales attributable to such Customer. Section 3(u) of the Disclosure Schedule also lists any additional current customers that Target anticipates shall account for [ * * * ] of Target's revenues for the current fiscal year.

            (ii) No material supplier of Target has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to Target, and no Customer has indicated that it shall stop, or materially decrease the rate of, buying materials, products or services from Target.

            (iii) Target is current on all amounts due to Gedeon Richter pursuant to current payment terms.

      (v) Regulatory Matters.

            (i) To the Knowledge of Target, Target is in material compliance with all applicable laws, rules and regulations of the United States or any foreign jurisdiction, including of the FDA or similar foreign governmental authority ("Foreign Authorities") with respect to the manufacture, sale, labeling, storing, testing, distribution, promotion and marketing of the Products. Target has all requisite permits, approvals, registrations, licenses or the like from the FDA or Foreign Authorities to conduct its business. Target has previously delivered or made available to Buyer an index of all applications, approvals, registrations, licenses or the like obtained by Target from the FDA and Foreign Authorities or required from Target in connection with the conduct of its business and has made all such information available to Buyer.

            (ii) Target has made available to Buyer all written communications and oral communications to the extent reduced to written or other tangible form between Target and the FDA or Foreign Authorities from the date the NDA was initially filed with the FDA through the date hereof. Target shall promptly deliver or make available to Buyer copies of all written communications and information (and records regarding all oral communications reduced to written form), between Target and the FDA or Foreign Authorities from the date hereof through the Closing Date. Except as otherwise set forth in
      Section 3(v)(ii) of the Disclosure Schedule, Target is not in receipt of notice of, and is not subject to, any adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty for corrective or remedial action or other compliance or enforcement action, in each case relating to the Products or to the Knowledge of Target, to the facilities in which the Products are manufactured, collected or handled, by the FDA or Foreign Authorities. There are no pending or, to the knowledge of Target, threatened, Proceedings or complaints by the FDA or Foreign Authorities which would prohibit or impede the conduct of the Target's business.

            (iii) To the Knowledge of Target, Target has not made any material false statements on, or omissions from, the applications, approvals, reports and other submissions to the FDA or Foreign Authorities prepared or maintained to comply with the requirements of the FDA or Foreign Authorities.

            (iv) Target has not received any notification, written or oral, that remains unresolved, from Foreign Authorities, the FDA or other authorities indicating that any Product is misbranded or adulterated as defined in the U.S. Food, Drug & Cosmetic Act, 21 U.S.C. 321, et seq., as amended, and the rules and regulations promulgated thereunder or any similar law, rule or regulation, whether under the jurisdiction of the FDA or any similar Foreign Authority.

            (v) No Products have been recalled, suspended or discontinued as a result of any action by the FDA or any Foreign Authority against Target or, to the knowledge of Target, any licensee, distributor or marketer of the Products, in the United States or outside of the United States or otherwise.

            (vi) To the Knowledge of Target, Target has not committed any act, made any statement or failed to make any statement that would violate the FDA's policy with respect to "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar laws, rules or regulations, whether under the jurisdiction of the FDA or any Foreign Authority, and any amendments thereto. Neither Target, nor to the knowledge of Target, any officer, employee, or third party vendors of Target has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. Section 335a or any similar state or foreign law or regulation or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state or foreign law or regulation.

      (w) Employees. Section 3(w) of the Disclosure Schedule contains a true and complete list as of the date hereof of the employees and former employees employed by Target in the past twenty-four (24) months, and the rate of all current compensation or other payments payable by Target to each such employee and former employee, including any bonus, severance, commission, contingent or deferred compensation. Target has no Liabilities to any of its employees or former employees for which Buyer or Target could be liable after the Effective Time. Target has not engaged in any plant closing or employee layoff activities within the last two (2) years that would violate or in any way implicate the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

      (x) ERISA.

            (i) Section 3(x)(i) sets forth a complete and correct list of each Employee Benefit Plan.

            (ii) Each Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with its terms and with the applicable requirements of ERISA, the Code, and other applicable laws. All contributions (including all employer contributions and employee salary reduction contributions) and premiums that are due with respect to any Employee Benefit Plan have been paid and all contributions and premiums for any period ending on or before the Closing Date that are not yet due have been paid or properly accrued.

            (iii) Each Employee Benefit Plan that is intended to be qualified under Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service and nothing has occurred since the date of such determination letter that could adversely affect the qualified status of such plan, and each such Employee Benefit Plan has been timely amended to comply with the provisions of recent legislation commonly referred to as "GUST" and "EGTRRA" and has been or will be timely submitted to the Internal Revenue Service for a determination letter that takes such amendments into account.

            (iv) Neither Target nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any Liability under or with respect to any "defined benefit plan" (as defined in ERISA Section 3(35)) or any Multiemployer Plan, or otherwise has any Liability under Title IV of ERISA.

            (v) Target has delivered to Buyer and Transitory Subsidiary correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 annual report, and all related trust agreements, insurance contracts, and other funding agreements that implement each Employee Benefit Plan.

            (vi) There have been no Prohibited Transactions with respect to any Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan. No claim, action, suit, proceeding, hearing, or investigation with respect to any Employee Benefit Plan (other than routine claims for benefits) is pending or threatened, and there is no basis for any such claim, action, suit, proceeding, hearing, or investigation.

            (vii) Neither Target nor any ERISA Affiliate has any obligation to provide post-employment medical, health, or life insurance or other welfare-type benefits to any individual (other than in accordance with COBRA). Target and each ERISA Affiliate have complied with the requirements of COBRA.

      (y) Real and Personal Property.

            (i) Real Property. Target owns no real property. All real property which Target leases is set forth on Section 3(y)(i) of the Disclosure Schedule (the "Leased Real Property").

                  (A) Status of Leases. All leases of Leased Real Property are set forth on Section 3(y)(i) of the Disclosure Schedule, and true and complete copies thereof have been delivered to Buyer. Target is not in default in the payment of rent or otherwise in any material respect under any of said leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To Target's Knowledge, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default. Target has not received any notice and is not otherwise aware that any security deposit or portion thereof deposited with respect to such leases has been applied for a breach or default under such leases which has not been redeposited in full. Target does not owe any brokerage commissions or finder's fees with respect to any lease. Target has not subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof. Target has not collaterally assigned or granted any other security interest in any lease or any interest therein. Target has not created any Liens or encumbrances on the estate or interest created by such leases.

                  (B) Consents. Except as set forth on Section 3(y)(i)(B) of the
            Disclosure Schedule, no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property.

                  (C) Compliance with Law. Target has not received any written notice from any Governmental Entity of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to the Leased Real Property that has not been heretofore corrected and to Target's Knowledge no such violation exists which could have a material adverse affect on Target's operations at the Leased Real Property. To Target's Knowledge, improvements located on or constituting part of the Leased Real Property and their use and operation by Target were and are now in compliance with all applicable laws, ordinances, regulations, licenses, permits and authorizations.

            (ii) Personal Property. Except as specifically set forth on Section 3(y)(ii) of the Disclosure Schedule, Target has good and marketable title to all of its personal property. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically set forth on Section 3(y)(ii) of the Disclosure Schedule, other than (A) liens securing taxes or other governmental charges not yet due; (B) deposits or pledges made in connection with social security obligations; and (C) liens of carriers, warehousemen, mechanics and materialmen, less than 120 days old as to obligations not yet due. All machinery and equipment of Target is in good working order, reasonable wear and tear excepted.

      (z) Environmental Matters. Except as set forth on Section 3(z) of the Disclosure Schedule, to Target's Knowledge:

            (i) Target is in compliance with all Environmental Laws applicable to the Leased Real Property or to any facilities or improvements or any operations or activities thereon.

            (ii) There has been no release of any Hazardous Material (as defined in this Section 3(z)) on or from the Leased Real Property as a result of Target's operations.

            (iii) No Lien has been imposed on the Leased Real Property by any governmental agency at the federal, state, or local level in connection with the presence of any Hazardous Material.

            (iv) Target has not: (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Leased Real Property; or (ii) received in writing any request for information, notice, demand letter, administrative inquiry, or complaint with respect to environmental matters relating to the Leased Real Property.

            (v) Target has obtained all material permits that are required for the lawful operation of the Leased Real Property under any Environmental Laws.

            (vi) For purposes of this Agreement, (A) "Hazardous Material" means and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, asbestos, pollutant or contaminant, as defined or regulated under any Environmental Law, and (B) "Environmental Law" means any environmental or health and safety related statute, regulation, rule, ordinance or law at the federal, state or local level.

      (aa) Investment. The Stockholder Representative (i) understands that the Buyer Note has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Buyer Note solely for the account of the Equity Security Holders for investment purposes, and not with a view to the distribution thereof, (iii) is a trust, the trustee of which is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Buyer and Barr and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Note, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Note, and (vi) is a trust, the trustee of which is an Accredited Investor for the reasons set forth in Section 3(aa) of the Disclosure Schedule.

      (bb) Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 3 not misleading.

      4. Buyer's and Transitory Subsidiary's Representations and Warranties. Each of Buyer and Transitory Subsidiary represents and warrants to Target and to the Target Stockholders that the statements contained in this Section 4 are correct and complete as of the date hereof and will be correct and complete as of the Closing Date (as though then made and as though the Closing Date were substituted for the date of this Agreement throughout Section 4).

      (a) Organization of Buyer and Transitory Subsidiary. Each of Buyer and Transitory Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Each of Buyer and Transitory Subsidiary is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

      (b) Authorization of Transaction. Each of Buyer and Transitory Subsidiary has full power and authority (including full corporate power) to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to or contemplated by this Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each such other agreement, document and instrument by each of Buyer and Transitory Subsidiary has been duly authorized by all necessary corporate action of each of Buyer and Transitory Subsidiary, respectively, and no other action on the part of either Buyer or Transitory Subsidiary is required in connection therewith. This Agreement and each agreement, document and instrument to be executed and delivered by each of Buyer and Transitory Subsidiary pursuant to or as contemplated by this Agreement constitute, or when executed and delivered by each of Buyer and Transitory Subsidiary will constitute, the valid and legally binding obligations of each of

Buyer and Transitory Subsidiary, respectively, enforceable in accordance with their respective terms and conditions, except as the same may be limited by the Bankruptcy and Equity Exception.

      (c) No Conflict. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which either Buyer or Transitory Subsidiary is, or the assets or properties of either Buyer or Transitory Subsidiary are, subject, (ii) contravene, conflict with or result in a breach or violation of any provision of the charter or bylaws of either Buyer or Transitory Subsidiary, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Buyer or Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), in any such case in a manner that could reasonably be expected to materially affect the consummation of the transactions contemplated hereby. Neither Buyer nor Transitory Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity or any other Person in order for the Parties to consummate the transactions contemplated by this Agreement.

      (d) Brokers' Fees. Neither Buyer nor Transitory Subsidiary has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Target Stockholders could become liable or obligated.

      5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

      (a) General. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below).

      (b) Notices and Consents. Target will give any notices to third parties, and Target will use its best efforts to obtain any third party consents referred to in Section 3(d) above. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of Governmental Entities in connection with the matters referred to in Section 3(d) and Section 4(c) above.

      (c) Operation of Business. Target will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, provided that Target may take any action it deems necessary to keep trade payables current and retire debts. Without limiting the generality of the foregoing, Target will not engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(g) above without Buyer's written consent.

      (d) Preservation of Business. Target will keep its business substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees.

      (e) Full Access. Target will permit representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Target, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the business of Target.

      (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      (g) Exclusivity. Target will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition, in part or in whole, of its business except sales of its products in the Ordinary Course of Business or (ii) participate or continue to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Target will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      (h) Stockholder Vote. Target shall call a Stockholder Vote (the "Stockholder Vote") of the Target Stockholders as soon as practicable after the date hereof, in order that (i) the Target Stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law, and (ii) the Target Stockholders may consider and vote amendments to Target's 2000 Stock Option Plan to authorize terms that will allow payment of the Option Cancellation Payments to satisfy rights of Stock Option holders as specified herein.

      (i) New Gideon Richter Agreement. Pursuant to Section 6(a)(xxiv) below, Buyer is seeking to enter into a new supply agreement with Gedeon Richter reasonably satisfactory to Buyer. Buyer agrees to seek implementation of the new supply agreement and termination of the WCC Supply Agreement at Closing.

      6. Conditions to Obligation to Close.

      (a) Conditions to Buyer's and Transitory Subsidiary's Obligation. The obligation of Buyer and Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) this Agreement, the Merger, and the amendment to Target's 2000 Stock Option Plan shall have received the Requisite Stockholder Approval;

            (ii) the representations and warranties set forth in Section 3 above shall be true and correct at and as of the date hereof and true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material", "Material Adverse Change" and "Material Adverse Effect", in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

            (iii) Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case Target shall have performed and complied with all of such covenants in all respects through the Closing;

            (iv) Target shall have procured all of the third party consents specified in Section 3(d) above;

            (v) no Proceeding shall be pending or threatened before any court or Governmental Entity or before any arbitrator involving Target wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
      (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of Target after the Effective Time to own Target's assets and to operate Target's business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (vi) Target shall have delivered to Buyer and Transitory Subsidiary a certificate to the effect that each of the conditions specified above in
      Section 6(a)(i) through (v) is satisfied in all respects;

            (vii) the amount of Target's Liabilities under the Packard Loan shall not exceed $6,500,000 plus all accrued but unpaid interest thereon as of the Closing Date;

            (viii) the amount of Target's Liabilities under the Recoverable Grant shall not exceed [ * * * ];

            (ix) intentionally left blank;

            (x) if the Closing has occurred by March 1, 2004, Target shall have delivered notice which will have the effect of terminating the Amended and Restated Licensing Agreement dated as of September 24, 2001 by and between Target and Gedeon Richter regarding the supply of the Products (the "WCC Supply Agreement") as of March 31, 2004;

            (xi) Buyer shall have obtained a satisfactory completion of all administrative agency reviews Buyer deems appropriate in its sole discretion;

            (xii) Target shall have delivered an updated Disclosure Schedule to Buyer, the form and contents of which shall be satisfactory to Buyer in its sole discretion;

            (xiii) Buyer and Transitory Subsidiary shall have received all other authorizations, consents, and approvals of Governmental Entities referred to in Section 4(c) above;

            (xiv) Target shall have delivered an estimated unaudited balance sheet of Target as of the Closing Date, which reflects the business of Target on a consolidated basis, which shall have been prepared to the extent commercially reasonable in accordance with GAAP applied on a consistent basis, and which shall present fairly the estimated financial condition of Target as of such date, subject to year-end audit adjustments;

            (xv) Target shall have filed all Tax Returns with respect to the most recently completed fiscal year of Target;

            (xvi) all actions to be taken by Target in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer and Transitory Subsidiary;

            (xvii) Buyer and Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director, officer and employee of Target;

            (xviii) Target shall have delivered to Buyer and Transitory Subsidiary copies of the Certificate of Incorporation (or comparable document) of Target certified on or soon before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of Target's incorporation;

            (xix) Target shall have delivered to Buyer and Transitory Subsidiary copies of the certificate of good standing of Target issued on or soon before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of Target's organization and of each jurisdiction in which Target is qualified to do business;

            (xx) Target shall have delivered to Buyer and Transitory Subsidiary a certificate of the secretary or an assistant secretary of Target, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (A) no amendments to the Certificate of Incorporation of Target since the date specified in clause (ix) above; (B) the bylaws (or other organizational documents) of Target; (C) the resolutions of the board of directors (or other authorizing body) (or a duly authorized committee thereof) of Target authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; and (D) incumbency and signatures of the officers of Target executing this Agreement or any other agreement contemplated by this Agreement;

            (xxi) Target shall have delivered to Buyer and Transitory Subsidiary the most recently available consolidated unaudited balance sheet of Target and the related consolidated statements of income of Target as of a date satisfactory to Buyer, which shall (A) reflect Target's business on a consolidated basis, (B) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, (C) present fairly the financial condition of Target as of such dates and the results of operations of Target for such periods, subject to year-end audit adjustments;

            (xxii) Target shall have delivered to Buyer a written opinion of Wilson Sonsini Goodrich & Rosati, counsel to Target, dated as of the Closing Date, addressed to Buyer, in a form reasonably acceptable to Buyer;

            (xxiii) Target shall have paid Gedeon Richter all amounts incurred and/or accrued under the WCC Supply Agreement as of the Closing Date; plus shall have paid into an escrow pursuant to Section 9(e) below (the "GR Escrow Fund") [ * * * ] provided further that for the purposes of this
      Section 6(a)(xxiii), the [ * * * ] shall be deemed to have been [ * * * ]; and

            (xxiv) Buyer or, at Buyer's election, Target shall have entered into a supply agreement with Gedeon Richter reasonably satisfactory to Buyer.

Buyer and Transitory Subsidiary may waive any condition specified in this
Section 6(a) if they execute a writing so stating at or prior to the Closing.

      (b) Conditions to Target's Obligation. Target's obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) this Agreement, the Merger, and the amendment to the Target 2000 Stock Option Plan shall have received the Requisite Stockholder Approval;

            (ii) the representations and warranties set forth in Section 4 above shall be true and correct at and as of the date hereof and true and correct in all material respects at and as of the

      Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material", "Material Adverse Change" and "Material Adverse Effect", in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

            (iii) Buyer and Transitory Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case Buyer and Transitory Subsidiary shall have performed and complied with all of such covenants in all respects through the Closing;

            (iv) no action, suit, or proceeding shall be pending or threatened before any court or Governmental Entity or before any arbitrator involving Buyer or Transitory Subsidiary wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (v) Buyer and Transitory Subsidiary shall have delivered to Target a certificate to the effect that each of the conditions specified above in
      Section 5(b)(i) through (iii) is satisfied in all respects;

            (vi) Buyer shall have irrevocably arranged for payment of the Packard Loan at Closing in an amount not to exceed $6,500,000 plus all accrued but unpaid interest thereon as of the Closing Date;

            (vii) Buyer and Transitory Subsidiary shall have received all other authorizations, consents, and approvals of Governmental Entities referred to in Section 4(c) above; and

            (viii) all actions to be taken by Buyer and Transitory Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Target.

Target may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

      7. Termination.

      (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

            (i) Any of Buyer, Transitory Subsidiary and Target may terminate this Agreement by written notice to the other parties at any time prior to the Closing;

            (ii) Buyer and Transitory Subsidiary may terminate this Agreement by giving written notice to Target at any time prior to the Closing (A) in the event Target has breached any representation, warranty or covenant contained in this Agreement in any material respect, Buyer has notified Target of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2004 by reason of the failure of any condition precedent under Section 6(a) hereof

      (unless the failure results primarily from either Buyer or Transitory Subsidiary breaching any representation, warranty, or covenant contained in this Agreement); and

            (iii) Target may terminate this Agreement by giving written notice to Buyer and Transitory Subsidiary at any time prior to the Closing (A) in the event Buyer or Transitory Subsidiary has breached any representation, warranty or covenant contained in this Agreement in any material respect, Target has notified Buyer and Transitory Subsidiary of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2004 by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from Target itself breaching any representation, warranty, or covenant contained in this Agreement).

      (b) Effect of Termination If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

      8. Remedies for Breaches of This Agreement.

      (a) Survival of Representations and Warranties. All of the representations and warranties of Target contained in Section 3 of this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing (even if Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until the second anniversary of the Closing Date; provided, however, that the representations and warranties of Target contained in (i) Section 3(j) above shall survive the Closing and continue in full force and effect until the earlier of the fourth anniversary of the Closing Date or 60 days after the expiration of all applicable statutes of limitations, (ii) Sections 3(k) and 3(z) above shall survive the Closing and continue in full force and effect until the sixth anniversary of the Closing Date, (iii) Sections 3(a) through 3(d) above shall survive the Closing and continue in full force and effect until the fourth anniversary of the Closing Date. All of the representations and warranties of Buyer and Transitory Subsidiary contained in Section 4 of this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing (even if Target knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until the fourth anniversary of the Closing Date.

      (b) Adjustment of Merger Consideration. Subject to Section 8(a) above and Sections 8(e) and 8(f) below, the amount of the Merger Consideration may be decreased from time to time to the extent that Buyer, Surviving Corporation and each of their officers, directors, agents, and each person, if any, who controls Buyer or Transitory Subsidiary within the meaning of the Securities Act (each a "Buyer Indemnified Party" and collectively, the "Buyer Indemnified Parties") incurs or suffers any and all debts, obligations and other Liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid to enforce the provisions of this Section 8 and amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and out-of-pocket expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") resulting from, relating to or constituting:

            (i) fraud, intentional misrepresentation or a deliberate or willful breach by Target of any of its representations or warranties under this Agreement (including any representations or warranties deemed to have been made by the delivery of any certificate or instrument delivered pursuant to this Agreement);

            (ii) any other misrepresentation or breach of warranty of Target contained in this Agreement (including any misrepresentation or breach of warranty deemed to have been made by the delivery of any certificate or instrument delivered pursuant to this Agreement), or by reason of any Proceeding asserted or instituted arising out of any matter constituting a breach of such representations or warranties (including any breach of any representations or warranties deemed to have been made by the delivery of any certificate or instrument delivered pursuant to this Agreement);

            (iii) any breach by Target of any of its obligations or covenants contained in this Agreement, unless specifically waived in writing by Buyer at or prior to the Effective Time;

            (iv) any Liability of Target for returns, chargebacks, rebates, allowances or credits (including rebates to social and welfare systems and amounts paid to third parties on account of rebate payments) related to
      (A) Products sold prior to the Closing or (B) the Inventory, in excess of [ * * * ];

            (v) any Liability paid by the Surviving Corporation with respect to holders of Dissenting Shares as a result of the transactions contemplated hereby in excess of amounts that holders of Dissenting Shares would have received had they accepted the Merger Consideration; or

            (vi) any Liability arising out of any inaccuracy in the Share and Option Exchange Schedule, arising out of any materials distributed in connection with the Stockholder Vote, or arising from any action or inaction by the Stockholder Representative.

      (c) Indemnification Provisions for Target's Benefit. Subject to Section 8(a) above and Section 8(e) below, Buyer and Transitory Subsidiary shall indemnify each of the individuals of Target who were officers or directors of Target prior to the Effective Time, the Target Stockholders and their respective officers, directors, and agents (each a "Target Indemnified Party" and collectively, the "Target Indemnified Parties") in respect of, and hold them harmless against, any and all Damages incurred or suffered by any of the foregoing parties resulting from, relating to or constituting:

            (i) fraud, intentional misrepresentation or a deliberate or willful breach by either Buyer or Transitory Subsidiary of any of its representations or warranties under this Agreement (including any representations or warranties deemed to have been made by the delivery of any certificate or instrument delivered pursuant to this Agreement);

            (ii) any other misrepresentation or breach of warranty of either Buyer or Transitory Subsidiary contained in this Agreement (including any misrepresentation or breach of warranty deemed to have been made by the delivery of any certificate or instrument delivered pursuant to this Agreement), or by reason of any Proceeding asserted or instituted arising out of any matter constituting a breach of such representations or warranties (including any breach of any representations or warranties deemed to have been made by the delivery of any certificate or instrument delivered pursuant to this Agreement); or

            (iii) any breach by either Buyer or Transitory Subsidiary of any of its obligations or covenants contained in this Agreement, unless specifically waived in writing by Target at or prior to the Effective Time.

      (d) Matters Involving Third Parties.

            (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for reduction of the Merger Consideration or a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

            (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

      (e) Maximum Amount of Reduction of Merger Consideration and Maximum Indemnification Amount for Certain Claims. The maximum aggregate amount by which the Merger Consideration may be reduced and the maximum indemnification amount that may be due from an Indemnifying Party for Damages pursuant to Section 8(b)(ii) shall not [ * * * ].

      (f) Recoupment Under Buyer Note. [ * * * ] pursuant to Section 8(b)(ii) above, [ * * * ] pursuant to this Section 8) [ * * * ] in accordance with
Section 8(g) below. [ * * * ]

      (g) Resolution of Conflicts; Arbitration.

            (i) In the event of any dispute among the Parties, the Parties shall first work together for a period of thirty (30) days to mediate or resolve the dispute amicably. At the end of such period, either Party, by written notice to the other, may demand arbitration of the matter under the commercial rules then in effect of the American Arbitration Association, unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both Parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. If either Party demands arbitration with respect to a dispute, it shall be the exclusive venue and forum for settlement of the dispute. Within fifteen (15) days after such written notice is sent, each Party shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim shall be binding and conclusive upon the Parties to this Agreement.

            (ii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in New York City, New York. In any arbitration hereunder related to the payment of amounts claimed due, the Party asserting a claim shall be deemed to be the non-prevailing Party unless the arbitrators award an amount of more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the other Party to the arbitration shall be deemed to be the non-prevailing Party. The non-prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other Party to the arbitration.

      9. Post-Closing Covenants.

      (a) Public Sector Supply.

            (i) [ * * * ]

            (ii) [ * * * ]

      (b) Earnout Payment. Subject to Section 2(e)(iii)(C) above, for a period of [ * * * ] following the Closing Date, Buyer shall pay to the Payment Account as part of the Merger Consideration an amount [ * * * ] from sales of the Products in Canada by Buyer, its affiliates, successors, licensees or assigns (the "Earnout Payment"). Within ninety (90) days after the end of each fiscal year of Buyer and the end of each second quarter of the fiscal year of Buyer during such [ * * * ] period (the "Earnout Payment Date"), Buyer shall pay to the Stockholder Representative the amount of the Earnout Payment earned during such half fiscal year (a "Semi-Annual Earnout Payment"). Past due amounts shall bear interest at the default rate of one percent (1.0%) per month from the Earnout Payment Date until paid. Concurrently with the payment of a Semi-Annual Earnout Payment, Buyer shall deliver to the Stockholder Representative a statement with reasonable supporting detail reflecting Buyer's calculation of the Net Profits from sales of the Products in Canada and the amount of the Semi-Annual Earnout Payment payable by Buyer in respect of such fiscal period (the "Earnout Calculations"). At any time, upon fifteen (15) days prior written notice to Buyer, the Stockholder Representative may appoint, subject to Buyer's reasonable approval, a nationally recognized independent auditor (the "Independent Auditor"), to audit and examine, at Buyer's offices during normal business hours, solely for the purpose of confirming the accuracy of payments hereunder, the Earnout Calculations against all business records of Buyer on which the Earnout Calculations rely, as reasonably requested by the Independent Auditor. Such audit may be made no more often than once in every twelve (12) calendar month period. In the event that an audit reveals an overpayment by Buyer, the Stockholder Representative agrees to promptly refund or credit Buyer for such overpaid amount. In the event that such audit reveals an underpayment by Buyer, Buyer agrees to promptly pay to the Stockholder Representative the amount of such underpayment with interest accumulated thereon at the rate of one percent (1.0%) per month from the applicable Earnout Payment Date until such payment. The fees, costs and expenses of the Independent Auditor shall be advanced by the Stockholder Representative and borne by Buyer and the Stockholder Representative in the same proportion that their respective positions are confirmed or rejected by the Independent Auditor.

      (c) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below).

      (d) Buyer Note. The Buyer Note will be imprinted with a legend substantially in the following form:

      The payment of principal and interest on this Note is subject to certain recoupment provisions set forth in an Agreement and Plan of Merger dated as of [__________], 2004 (the "Agreement") between the issuer of this Note and the person to which this Note originally was issued. This Note was originally issued on [__________], 2004, and has not been registered under the Securities Act of 1933, as amended. The transfer of this Note is subject to certain restrictions set forth in the Agreement. The issuer of this Note will furnish a copy of these provisions to the holder hereof without charge upon written request.

Each holder desiring to transfer a Buyer Note first must furnish Buyer with (i) a written opinion reasonably satisfactory to Buyer in form and substance from counsel reasonably satisfactory to Buyer by reason of experience to the effect that the holder may transfer the Buyer Note as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Buyer in form and substance agreeing to be bound by the recoupment provisions and the restrictions on transfer contained herein.

      (e) GR Escrow Fund. Wilson Sonsini Goodrich & Rosati, attorneys for WCC, as escrow agent, shall hold funds paid pursuant to Section 6(a)(xxiii) above as the GR Escrow Fund. If pursuant to Section 6(a)(xxiii) above, WCC pays amounts into the GR Escrow Fund, the funds will be released as follows:

      (i) Release to Surviving Corporation: On [ * * * ] funds equal to [ * * * ] under the WCC Supply Agreement for the period between [ * * * ] and [ *
      * * ] and [ * * * ] will be released to the Surviving Corporation; provided further that for the purposes of this Section 9(e), [ * * * ] shall be deemed to have been [ * * * ].

      (ii) Release to Shareholder Representative and Surviving Corporation: On [
      * * * ] any funds [ * * * ] shall be released [ * * * ] to the Stockholder Representative, [ * * * ] and to the Surviving Corporation.

      10. Miscellaneous.

      (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party (which approval shall not be unreasonably withheld or delayed); provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Party prior to making the disclosure); provided, further, that in no event shall any such press release or public announcement disclose any of the terms or conditions of this Agreement unless, in the opinion of counsel, such disclosure is reasonably required in order to satisfy any law, regulation or any listing or trading agreement concerning its publicly-traded securities.

      (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

      (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder), (iii) assign any or all of its rights and interests hereunder as part of a transaction in which Buyer sells all or substantially all of its assets or otherwise undergoes a change in control.

      (e) Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

         If to Target prior to the Closing:

         Women's Capital Corporation
         1990 M Street, Suite 250
         Washington, D.C.  20036
         Attention:  Dell E. Keehn
         Facsimile:   (206) 230-5583

         And to the initial Trustee of the Stockholder Representative:

         Dell E. Keehn, President
         Villa K. Enterprises, Inc.
         8630 North Mercer Way
         Mercer Island, WA  98040

         Copy to (which shall not constitute notice):

         Wilson Sonsini Goodrich & Rosati, P.C.
         5300 Carillon Point
         Kirkland, Washington  98033
         Attention:  G. Scott Greenburg, Esq.
         Facsimile:  (425) 576-5899

         If to Buyer, Barr, and Transitory Subsidiary:

         Duramed Pharmaceuticals, Inc.
         400 Chestnut Ridge Road
         Woodcliff Lake, New Jersey  07677
         Attention:  President
         Facsimile:  (201) 930-3335

         and to:

         Barr Pharmaceuticals, Inc.
         400 Chestnut Ridge Road
         Woodcliff Lake, New Jersey  07677
         Attention:  General Counsel
         Facsimile:  (201) 930-3335

         Copy to (which shall not constitute notice):

         Kirkland & Ellis LLP
         Citigroup Center
         153 East 53rd Street
         New York, New York 10022-4611
         Attention:  Frederick Tanne, Esq.
         Facsimile:  (212) 446-4900

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

      (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Target when due, and Target will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

      (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Nothing in the Disclosure Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedules identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      (m) Incorporation of Annexes, Exhibits and the Disclosure Schedules. The Annexes, Exhibits and the Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      (n) Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any provision of this Agreement not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity. In particular, the Parties acknowledge that Target's business is unique and recognize and affirm that in the event Target breaches this Agreement, money damages would be inadequate and Buyer would have no adequate remedy at law, so that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Parties' obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

      (o) Submission to Jurisdiction. Subject to Section 8(g) above, each of the Parties submits to the jurisdiction of any state or federal court sitting in New York City, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(g) above. Nothing in this
Section 10(o), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

      (p) Sale of Office Assets to Stockholder Representative. Immediately following the Effective Time, the Surviving Corporation shall sell and release to the Stockholder Representative, for an aggregate purchase price of $1.00, all office furniture, fixtures and fittings, personal computers, PDAs, wireless telephones and devices, and related software licenses, printers, cables and peripherals held by WCC and located at the premises at 1990 M Street, Suite 250, Washington, DC (collectively the "Surplus Assets"), and the Stockholder Representative shall assume full responsibility for the same and shall immediately remove the Surplus Assets from said premises.

                                    * * * * *

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        DURAMED PHARMACEUTICALS, INC.



                                        By:   /s/ Paul M. Bisaro
                                           -------------------------------------
                                           Name:  Paul M. Bisaro, President
                                           Title:


                                        WCC MERGER SUB, INC.



                                        By:   /s/ Frederick J. Killion
                                           -------------------------------------
                                           Name:  Frederick J. Killion
                                           Title:  President


                                        WOMEN'S CAPITAL CORPORATION



                                        By:   /s/ Dell E. Keehn
                                           -------------------------------------
                                           Name:  Dell E. Keehn
                                           Title:  President


Executing solely as Guarantor of Performance by Buyer:

                                        BARR PHARMACEUTICALS, INC.



                                        By:   /s/ Frederick J. Killion
                                           -------------------------------------
                                           Name:  Frederick J. Killion
                                           Title:  Vice President, General
                                           Counsel and Corporate Secretary